Exhibit 99.1

PRO Superstar Shootout Returns February 6-8 to Bradenton Motorsports Park Featuring Full-Time Top Fuel, Funny Car and Pro Stock Drag Racing Teams including Matt Hagan and the Dodge//SRT Hellcat American Rebel Light Funny Car

American Rebel CEO Andy Ross to Perform Closing Concert After Saturday Night Finals

Nashville, TN, January 16, 2025 (GLOBE NEWSWIRE) — American Rebel Holdings, Inc. (NASDAQ: AREB) (“American Rebel” or the “Company”), creator of American Rebel Beer (www.americanrebelbeer.com) and a designer, manufacturer, and marketer of branded safes, personal security and self-defense products and apparel (www.americanrebel.com), is very excited to announce the second running of the SCAG Power Equipment PRO Superstar Shootout (prosuperstarshootout.com), once again featuring the full-time professional Top Fuel, Funny Car and Pro Stock drag racing teams including Matt Hagan and the Dodge//SRT Hellcat American Rebel Light Funny Car. A highlight of the event will be the closing concert headlined by American Rebel CEO Andy Ross and the American Rebel band and the introduction of American Rebel Light to the state of Florida. To promote his concert, American Rebel Light Beer and the Superstar Shootout, Andy Ross is scheduled to appear on Tampa Bay’s Morning Blend (abcactionnews.com/morning-blend), the local ABC-TV network Tampa Bay morning television show on February 6.

The Professional Racers Owners Organization Inc. (PRO) present the return of the SCAG PRO Superstar Shootout to Bradenton Motorsports Park, February 6-8, 2025. The 2024 inaugural event took the motorsports world by storm with incredible side-by-side racing, a unique chip draw elimination format, record-setting speeds and a fan-friendly atmosphere.

“The PRO Superstar Shootout is the Pro Bowl of the NHRA drag racing season,” said Andy Ross. “Last year’s debut event was a massive success and American Rebel and myself are honored to participate. The Saturday night closing concert is going to be a lot of fun and the band and I can’t wait to hit the stage. The PRO Superstar Shootout is a chance for the race teams to have some friendly competition and a dress rehearsal for the NHRA season. American Rebel Light Beer will be featured at the track during the race weekend, and it is our entrance into a new and exciting market for American Rebel Light Beer. I always consider it a win-win when American Rebel Light is featured and they hand me the microphone.”

“The inaugural shootout was a huge win for the fans, for PRO, and its members” said Alan Johnson, PRO President. “Our goal with the SCAG PRO Superstar Shootout is to give motorsports fans a unique event and to get them excited for the start of the 2025 NHRA season. Last year we put on an amazing show that saw Doug Kalitta (Top Fuel), Austin Prock (Funny Car), and Erica Enders (Pro Stock) drive to exhilarating victories. This year we will be looking to once again offer fans an unparalleled drag racing experience.”

The successful format of last year’s event will carry over in 2025. After qualifying on Thursday and Friday, the elimination round matchups of the 8-car field on Saturday will be determined by a chip draw, a feature that is unique to the SCAG PRO Superstar Shootout. The higher qualified drivers will draw chips with competitor names to determine first-round match ups. Subsequent rounds will also be decided by random draws, giving fans and teams a thrill of uncertainty and excitement as the race day progresses. Additionally, Top Fuel and Funny Car drivers will face off in a fan-favorite Top Fuel versus Funny Car Chicago Style race. After the last championship run of the finals, Andy Ross and band will take the stage near the finish line for a closing concert.

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“We will be doing chip draws every round and we’ll also highlight some strong Top Fuel versus Funny Car racing again in 2025,” said Bob Tasca III, who clocked a blazing, record-setting 341 MPH run at last year’s event. “We want this race to have a different feel and experience than a traditional national event. The drivers and teams like the format because it’s unpredictable and fun and the fans let us know they loved it!”

Additional classes will also be contested including Top Sportsman, Stock and Super Stock. The event will feature autograph sessions, driver Q&A’s and additional fan-friendly entertainment elements. The PRO Superstar Shootout will once again be broadcast on FloRacing (www.floracing.com) all three days.

“Coming to Florida to support the PRO Superstar Shootout and the Matt Hagan Dodge//SRT Hellcat American Rebel Light Funny Car is very important for American Rebel,” said Andy Ross. “We recently had a launch party for American Rebel beer in Nashville at Kid Rock’s bar on Broadway and Tony, Matt and some of the other Tony Stewart Racing Team folks came into town to support us…it meant the world to me and our company. It’s more than business, it’s family.”

About American Rebel Light Beer

Produced in partnership with AlcSource, American Rebel Light Beer (www.americanrebelbeer.com) is a domestic premium light lager celebrated for its exceptional quality and patriotic values. It stands out as America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand Your Ground Beer.

American Rebel Light is a Premium Domestic Light Lager Beer. All Natural, Crisp, Clean and Bold Taste with a Lighter Feel. With approximately 100 calories, 3.2 carbohydrates, and 4.3% alcoholic content per 12 oz serving, American Rebel Light Beer delivers a lighter option for those who love great beer but prefer a more balanced lifestyle. It’s all natural with no added supplements and importantly does not use corn, rice, or other sweeteners typically found in mass produced beers.

About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) has operated primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products and has recently transitioned into the beverage industry through the introduction of American Rebel Light Beer. The Company also designs and produces branded apparel and accessories. To learn more, visit www.americanrebel.com and www.americanrebelbeer.com. For investor information, visit www.americanrebel.com/investor-relations.

American Rebel Holdings, Inc.

info@americanrebel.com

American Rebel Beverages, LLC

Todd Porter, President

tporter@americanrebelbeer.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc. (NASDAQ: AREB; AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts,” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include benefits of media appearances, actual timing of media appearances and the availability of American Rebel Beer, our ability to effectively execute our business plan, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

tporter@americanrebelbeer.com

info@americanrebel.com

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